PRESS RELEASE	FOR IMMEDIATE RELEASE
MGM MIRAGE REPORTS FIRST QUARTER RESULTS
Las Vegas, Nevada, May 6, 2008 — MGM MIRAGE (NYSE: MGM) today reported its first quarter 2008 financial results. The Company earned $0.40 per diluted share from continuing operations in the first quarter, compared to $0.55 in the prior year. The Company experienced low-single digit percentage decreases in both gaming and non-gaming revenues on a quarter-over-quarter basis, while earnings were also negatively impacted by the temporary closure of Monte Carlo and ramp-up costs related to the recent opening of two major resorts.
Key results for the quarter:
•	Net revenue decreased 2% to $1.9 billion;

•	Las Vegas Strip REVPAR[1] decreased 4%;

•	Casino revenue decreased 3%, mainly as result of lower table games volume at the Company’s Las Vegas Strip resorts;

•	Property EBITDA[2] was $575 million, a 12% decrease from the 2007 quarter;

•	Monte Carlo earned Property EBITDA of $14 million compared to $34 million in prior year quarter; the resort was closed from January 25, 2008 through February 14, 2008 due to a rooftop fire, and approximately 20% of its rooms and suites remained out of service at quarter-end;

•	Completed a joint tender offer with Dubai World for the purchase of 15 million shares of common stock, of which the Company purchased 8.5 million shares at a total cost of $680 million;

•	Repurchased an additional 7 million shares of common stock in the open market for $427 million.
The following table lists certain items which affect the comparability of the current year and prior year quarterly results (earnings per share impact shown, net of tax, per diluted share; negative amounts represent charges to income):

Three months ended March 31,	2008	2007

Profits from The Signature at MGM Grand	$—	$0.02
Preopening and start-up expenses	(0.01)	(0.03)
“Our business should be evaluated in the context of the state of the economy,” said Terry Lanni, MGM MIRAGE’s Chairman and CEO. “The gaming industry and our company have seen considerable growth within the last several years, and even with near-term weaker economic conditions our resorts are still attracting premium customers and generating tremendous cash flow. We are focused on our fundamental strategies which have consistently produced positive results.”
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

Detailed Discussion of First Quarter Operating Results
Casino revenue decreased 3%, mainly due to a decrease in table games volume of 4%. The overall table games hold percentage was near the high-end of the normal 18% to 22% range in the current quarter and slightly higher than in the 2007 quarter. Slots revenue decreased 1% compared to the prior year. Several of the Company’s Las Vegas Strip resorts reported increases in slots revenue including Bellagio, The Mirage, and Mandalay Bay, which all reported mid-single digit percentage increases. Excluding Monte Carlo, Las Vegas Strip slots revenue was consistent with the prior year. Additionally, slots revenue at MGM Grand Detroit increased 9% as a result of increased capacity in the permanent casino.
Rooms revenue decreased 6%, with a 4% decrease in Las Vegas Strip REVPAR. Average room rates were down 2% at the Company’s Las Vegas Strip resorts. Las Vegas Strip occupancy also decreased, and the Company had approximately 60,000 less rooms available, mainly due to the Monte Carlo fire. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended March 31,	2008	2007

Occupancy %	93%	96%
Average Daily Rate (ADR)	$165	$169
Revenue per Available Room (REVPAR)	$155	$162
Food and beverage revenue decreased 4% as the Company’s restaurants and nightclubs were also impacted by the decrease in occupancy and the slowdown in consumer spending. Entertainment revenues held steady, despite fewer concerts and sporting events, led by strength in the Company’s Cirque du Soleil production shows.
The Monte Carlo was closed from January 25, 2008 through February 14, 2008 due to a rooftop fire and a significant portion of its rooms and suites remained out of service through the end of the quarter. The Company maintains substantial property and business interruption insurance and to date has received a total of $50 million of insurance recoveries, including $22 million received as of the end of the first quarter. The Company recorded recoveries of costs incurred during the period, but will not record recoveries for lost profits until all contingencies with the insurance claim have been resolved. Monte Carlo earned Property EBITDA of $14 million compared to $34 million in the prior year quarter.
MGM Grand Macau, of which the Company owns 50%, was open for its first full quarter of operations and produced Property EBITDA of $43 million and operating income of $23 million. The Company recognized its share of MGM Grand Macau’s results as follows: $10 million of income in the “Income from unconsolidated affiliates” line, and $5 million of expense in the “Non-operating items from unconsolidated affiliates” line for the Company’s share of MGM Grand Macau’s interest expense and other non-operating expenses.
Operating income decreased 23% for the quarter to $341 million as a result of the decrease in revenue described above, and the increased costs of operating the larger MGM Grand Detroit. The Company’s operating margin was 18% and Property EBITDA margin was 31% in the quarter versus 23% and 34%, respectively, in the 2007 quarter. Preopening and start-up expenses were lower during the current quarter and mainly related to the Company’s share of preopening expenses at CityCenter. Additionally, the prior year quarter included $8 million of profit from closings on units of The Signature at MGM Grand Las Vegas.
“We must continue to concentrate on our customers and the celebrated experiences we provide at our resorts,” said Jim Murren, MGM MIRAGE President and Chief Operating Officer. “Additionally, we have always been committed to operating our resorts at maximum efficiency. Over the past several months we have been implementing various new revenue enhancement and cost savings initiatives. We will continue to make substantial long-term investments in our people and resorts.”
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

Financial Position
First quarter capital investments totaled $236 million which included $61 million on room and suite remodel projects, primarily at The Mirage, TI, and Excalibur; expenditures of $10 million for remediation efforts at Monte Carlo; $19 million of trailing payments for MGM Grand Detroit; and $28 million for corporate aircraft. The remaining $118 million was for other routine capital expenditures and various new and upgraded amenities at the Company’s resorts.
During the quarter, the Company repaid $180 million of its senior notes at maturity, and the Company and Dubai World each funded $200 million of construction costs for CityCenter. The Company and Dubai World are currently in discussions with several financial institutions with regard to bank financing for the project.
The Company purchased 8.5 million shares upon completion of its joint tender offer with Dubai World for a total cost of $680 million. Additionally, the Company repurchased 7 million shares in the open market for $427 million during the first quarter, leaving 2.6 million shares available under the Company’s share repurchase authorization. Available borrowing capacity under the Company’s senior credit facility was $1.9 billion as of March 31, 2008.
“Our company continues to generate strong cash flow and has significant debt capacity under our credit facilities,” said Dan D’Arrigo, MGM MIRAGE Executive Vice President and Chief Financial Officer. “This combination provides ample capital flexibility to meet all of our strategic growth initiatives and maintain our strategic focus during a difficult time in the credit markets.”
MGM MIRAGE will hold a conference call to discuss its first quarter earnings results and outlook for the second quarter of 2008 at 11:00 a.m. Eastern Daylight Time today. The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-634-6528 (international). Until Tuesday, May 13, 2008, a complete replay of the conference call can be accessed by dialing 1-706-645-9291, access code 42415451. A complete replay of the call will also be made available at www.mgmmirage.com. Supplemental detailed earnings information will also be available on the Company’s website.

[1]	REVPAR is hotel Revenue per Available Room.

[2]	“EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization. “Property EBITDA” is EBITDA before corporate expense and stock compensation expense. EBITDA information is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Management uses Property EBITDA as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Reconciliations of consolidated EBITDA to net income and of operating income to Property EBITDA are included in the financial schedules accompanying this release.
*     *     *
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

MGM MIRAGE (NYSE: MGM), one of the world’s leading and most respected development companies with significant holdings in gaming, hospitality and entertainment, owns and operates 17 properties located in Nevada, Mississippi and Michigan, and has 50% investments in four other properties in Nevada, New Jersey, Illinois and Macau. MGM MIRAGE is developing major casino and non-casino resorts, separately and with partners in Las Vegas, Atlantic City, the People’s Republic of China and Abu Dhabi, U.A.E. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE has received numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

Contacts:

Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President,	Senior Vice President
Chief Financial Officer	Public Affairs
(702) 693-8895	(702) 650-6947
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Revenues:
Casino	$790,464	$811,939
Rooms	518,741	549,004
Food and beverage	402,392	417,449
Entertainment	134,838	134,248
Retail	64,037	68,250
Other	147,973	122,070

	2,058,445	2,102,960
Less: Promotional allowances	(174,812)	(173,525)

	1,883,633	1,929,435

Expenses:
Casino	416,563	411,792
Rooms	136,797	135,185
Food and beverage	236,272	235,704
Entertainment	95,664	97,243
Retail	43,164	43,744
Other	92,564	68,808
General and administrative	320,374	311,674
Corporate expense	32,450	33,955
Preopening and start-up expenses	5,164	14,276
Restructuring costs	329	—
Property transactions, net	2,776	5,019
Depreciation and amortization	194,339	168,277

	1,576,456	1,525,677

Income from unconsolidated affiliates	34,111	41,375

Operating income	341,288	445,133

Non-operating income (expense):
Interest income	3,466	2,657
Interest expense, net	(149,789)	(184,011)
Non-operating items from unconsolidated affiliates	(9,891)	(5,106)
Other, net	230	(2,728)

	(155,984)	(189,188)

Income from continuing operations before income taxes	185,304	255,945
Provision for income taxes	(66,958)	(92,935)

Income from continuing operations	118,346	163,010

Discontinued operations:
Income from discontinued operations	—	7,846
Provision for income taxes	—	(2,683)

	—	5,163

Net income	$118,346	$168,173

Per share of common stock:

Basic:
Income from continuing operations	$0.41	$0.57
Discontinued operations	—	0.02

Net income per share	$0.41	$0.59

Weighted average shares outstanding	288,943	284,021

Diluted:
Income from continuing operations	$0.40	$0.55
Discontinued operations	—	0.02

Net income per share	$0.40	$0.57

Weighted average shares outstanding	298,400	295,577

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Las Vegas Strip	$1,548,057	$1,626,343
Other Nevada	36,850	44,432
MGM Grand Detroit	144,780	116,134
Mississippi	134,222	142,526
Other	19,724	—

	$1,883,633	$1,929,435

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Las Vegas Strip	$479,496	$548,842
Other Nevada	(685)	(1,996)
MGM Grand Detroit	34,412	34,826
Mississippi	27,370	35,403
Other	4,579	—
Unconsolidated resorts	29,367	38,142

	$574,539	$655,217

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2008
	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$226	$329	$2,789	$3,344
Other Nevada	—	—	—	—
MGM Grand Detroit	194	—	8	202
Mississippi	—	—	5	5
Unconsolidated resorts	4,744	—	—	4,744

	5,164	329	2,802	8,295
Corporate and other	—	—	(26)	(26)

	$5,164	$329	$2,776	$8,269

	Three Months Ended March 31, 2007
	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$8,472	$—	$278	$8,750
Other Nevada	—	—	4,630	4,630
MGM Grand Detroit	2,379	—	—	2,379
Mississippi	—	—	(2)	(2)
Unconsolidated resorts	3,233	—	—	3,233

	14,084	—	4,906	18,990
Corporate and other	192	—	113	305

	$14,276	$—	$5,019	$19,295

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED EBITDA TO INCOME FROM CONTINUING OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
EBITDA	$535,627	$613,410
Depreciation and amortization	(194,339)	(168,277)

Operating income	341,288	445,133

Non-operating income (expense):
Interest expense, net	(149,789)	(184,011)
Other	(6,195)	(5,177)

	(155,984)	(189,188)

Income from continuing operations before income taxes	185,304	255,945
Provision for income taxes	(66,958)	(92,935)

Income from continuing operations	$118,346	$163,010

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2008
		Depreciation and
	Operating income	amortization	EBITDA
Las Vegas Strip	$333,297	$146,199	$479,496
Other Nevada	(2,186)	1,501	(685)
MGM Grand Detroit	20,061	14,351	34,412
Mississippi	11,813	15,557	27,370
Other	2,581	1,998	4,579
Unconsolidated resorts	29,367	—	29,367

	394,933	179,606	574,539
Stock compensation			(11,203)
Corporate and other			(27,709)

			$535,627

	Three Months Ended March 31, 2007
		Depreciation and
	Operating income	amortization	EBITDA
Las Vegas Strip	$414,945	$133,897	$548,842
Other Nevada	(3,871)	1,875	(1,996)
MGM Grand Detroit	28,864	5,962	34,826
Mississippi	20,237	15,166	35,403
Unconsolidated resorts	38,142	—	38,142

	498,317	156,900	655,217
Stock compensation			(13,580)
Corporate and other			(28,227)

			$613,410

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$327,745	$412,390
Accounts receivable, net	390,452	412,345
Inventories	124,190	126,116
Deferred income taxes	56,464	63,453
Prepaid expenses and other	135,269	105,412
Assets held for sale	54,435	55,670

Total current assets	1,088,555	1,175,386

Property and equipment, net	16,845,320	16,823,704

Other assets:
Investments in unconsolidated affiliates	2,487,363	2,482,727
Goodwill	1,262,922	1,262,922
Other intangible assets, net	358,987	359,770
Deposits and other assets, net	852,732	623,177

Total other assets	4,962,004	4,728,596

	$22,895,879	$22,727,686

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$169,419	$219,556
Construction payable	67,546	76,524
Income taxes payable	20,034	284,075
Accrued interest on long-term debt	152,096	211,228
Other accrued liabilities	855,067	929,424
Liabilities related to assets held for sale	3,761	3,880

Total current liabilities	1,267,923	1,724,687

Deferred income taxes	3,406,120	3,416,660
Long-term debt	12,777,215	11,175,229
Other long-term obligations	348,903	350,407
Stockholders’ equity:
Common stock, $.01 par value: authorized 600,000,000 shares, issued 368,865,942 and 368,395,926 shares and outstanding 278,721,429 and 293,768,899 shares	3,689	3,684
Capital in excess of par value	3,978,213	3,951,162
Treasury stock, at cost: 90,144,513 and 74,627,027 shares	(3,222,272)	(2,115,107)
Retained earnings	4,338,754	4,220,408
Accumulated other comprehensive income (loss)	(2,666)	556

Total stockholders’ equity	5,095,718	6,060,703

	$22,895,879	$22,727,686